Exhibit 99
News Release
Axalta Coating Systems 1050 Constitution Avenue Philadelphia, PA 19112 USA	Investor Contact Colleen Lubic D +1 610-999-9407 Colleen.Lubic@axalta.com	Media Contact Robert Donohoe D +1 267-756-3803 Robert.Donohoe@axalta.com

Immediate Release
Axalta Releases Second Quarter 2024 Results
PHILADELPHIA, PA, August 1, 2024 - Axalta Coating Systems Ltd. (NYSE:AXTA) (“Axalta”), a leading global coatings company, announced its financial results for the second quarter ended June 30, 2024.
Second Quarter 2024 Highlights:
▪Net sales increased 4.4% year over year to $1.35 billion
▪Net income increased $52 million year over year to $113 million
▪Adjusted EBITDA increased $64 million year over year to $291 million with Adjusted EBITDA margin improving 400 basis points year over year to 21.5%
▪Diluted EPS increased 89% year over year to $0.51 and Adjusted Diluted EPS increased 63% year over year to $0.57
▪Net leverage ratio of 2.6x
▪Repurchased $50 million of common shares
▪Increased full year 2024 earnings and free cash flow outlook
▪Hosted Strategy Day outlining three-year plan for accelerating performance
Second Quarter 2024 Consolidated Financial Results
Second quarter 2024 net sales increased 4.4% year over year to a quarterly record of $1.35 billion with positive contributions from all four end markets.
Net income increased by $52 million year over year to $113 million. Adjusted net income improved by $50 million year over year to $127 million driven by variable cost deflation and net sales growth. Adjusted EBITDA of $291 million was a quarterly record, compared to $227 million in the prior year period. Adjusted EBITDA margin expanded by 400 basis points to 21.5%. Diluted earnings per share increased by 89% to $0.51 compared to $0.27 in the prior year period. Adjusted diluted earnings per share improved by 63% to $0.57.
Second quarter 2024 cash provided by operating activities was $114 million versus $131 million in the same period last year. Cash and cash equivalents at quarter end were $840 million and total liquidity was over $1.4 billion. The sequential improvement in cash includes a $185 million draw on Axalta’s revolving credit facility to finance the previously announced acquisition of CoverFlexx, which closed in early July. Axalta’s net debt to trailing twelve month (“LTM”) Adjusted EBITDA ratio (total net leverage ratio or net leverage ratio) was 2.6x at quarter-end versus 3.6x as of June 30, 2023. Axalta repurchased over 1.4 million common shares for total consideration of $50 million.
Discussion of Segment Results
Performance Coatings second quarter 2024 net sales were $887 million, up 4% compared to the prior year period. Refinish net sales grew 5% year over year to $546 million driven by volume growth including contribution from the André Koch acquisition and new body shop wins. Industrial net sales increased 2% year over year to $341 million driven by modest volume improvement.
Performance Coatings generated second quarter Adjusted EBITDA of $223 million compared to $181 million in the prior year period, with Adjusted EBITDA margins of 25.0% and 21.2%, respectively. The increase in segment Adjusted EBITDA and segment Adjusted EBITDA margin were driven by variable cost deflation, volume growth and cost reduction actions.
Mobility Coatings second quarter 2024 net sales were $464 million, up 6% from the prior year period. Light Vehicle net sales improved by 7% year over year to $354 million driven by strong global volumes, with notable growth in China. Commercial Vehicle net sales increased by 3% year over year to $110 million led by solid volumes in North America and Latin America. Mobility Coatings price-mix was flat year over over, as positive price movement was offset by mix and contractual raw material pass through impacts.

The Mobility Coatings segment generated Adjusted EBITDA of $68 million in the second quarter compared to $46 million in the prior year period, with margins of 14.8% and 10.4%, respectively. The increases in segment Adjusted EBITDA and segment Adjusted EBITDA margin were driven by variable cost deflation, volume growth and cost reduction actions.
“Axalta continues to execute exceptionally well," said Chris Villavarayan CEO and President of Axalta. "I am proud of our global team's dedication and effort in achieving the highest quarterly net sales and Adjusted EBITDA in the company's history. As One Axalta, we remain committed to driving accelerated performance and unlocking the robust earnings potential of our business. With the solid second quarter performance and better visibility into the second half of the year, we are raising our full year 2024 Adjusted EBITDA, Adjusted Diluted EPS and Free Cash Flow guidance.”
Third Quarter and Full Year 2024 Outlook

(in millions, except %’s and per share data)	Projection (includes CoverFlexx)

Item	Q3 2024	FY 2024

Net Sales YoY%	Flat to +LSD%	+LSD%
Adjusted EBITDA	~$275	~$1,090 - $1,100
Adjusted Diluted EPS	~$0.50	~$2.05
Free Cash Flow		$475 - $500
D&A (step-up D&A)		~$280 ($50)
Tax Rate, As Adjusted		~25%
Diluted Shares Outstanding		~221
Interest Expense		~$210
Capex		~$150
LSD = low single digit
Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow or tax rate, as adjusted, on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. See “Non-GAAP Financial Measures” for more information.
Conference Call Information
Axalta will hold a conference call to discuss its second quarter 2024 financial results on Thursday, August 1, 2024 at 8:00 a.m. ET. A live webcast of the conference call will be available online at www.axalta.com/investorcall. A replay of the webcast will be posted shortly after the call and will remain accessible through August 1, 2025. The dial-in phone number for the conference call is 1-800-343-5172 and the conference ID is AXALTA. For those unable to participate, a replay will be available through August 8, 2024. The replay dial-in number is +1-844-512-2921. The replay passcode is 11156504.

Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding Axalta and its subsidiaries including, but not limited to, statements regarding our previously-announced three-year 2024-2026 strategy (the “2026 A Plan”), our acquisition of CoverFlexx, and our outlook and/or guidance, which includes net sales growth, Adjusted EBITDA, Adjusted Diluted EPS, Free Cash Flow, depreciation and amortization (“D&A”), step-up D&A, tax rate, as adjusted, diluted shares outstanding, interest expense, and capital expenditures. Axalta has identified some of these forward-looking statements with words such as “outlook,” “projection,” “plan,” “committed,” “estimates,” “potential,” and “guidance,” and the negative of these words or other comparable or similar terminology. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control, as well as risks related to the execution of, and assumptions underlying, our previously-announced transformation initiative and the 2026 A Plan, as well as the acquisition of CoverFlexx, that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s financial results is available in “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” within Axalta’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
The historical financial information included in this release includes financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS. Management uses these non-GAAP financial measures in the analysis of our financial and operating performance because they assist in the evaluation of underlying trends in our business. Adjusted EBITDA, Adjusted EBIT and Adjusted Diluted EPS consist of EBITDA, EBIT and Diluted EPS, respectively, adjusted for (i) certain non-cash items included within net income, (ii) certain items Axalta does not believe are indicative of ongoing operating performance or (iii) certain nonrecurring, unusual or infrequent items that have not otherwise occurred within the last two years or we believe are not reasonably likely to recur within the next two years. We believe that making such adjustments provides investors meaningful information to understand our operating results and ability to analyze financial and business trends on a period-to-period basis. Adjusted net income shows the adjusted value of net income (loss) attributable to common shareholders after removing the items that are determined by management to be items that we do not consider indicative of our ongoing operating performance or unusual or nonrecurring in nature. Our use of the terms Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS may differ from that of others in our industry. Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS should not be considered as alternatives to net sales, net income (loss), income (loss) from operations or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity. Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, total net leverage ratio, adjusted net income and Adjusted Diluted EPS have important limitations as analytical tools and should be considered in conjunction with, and not as substitutes for, our results as reported under GAAP. This release includes a reconciliation of certain non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP. Axalta does not provide a reconciliation for non-GAAP estimates for Adjusted EBITDA, Adjusted Diluted EPS, tax rate, as adjusted, or Free Cash Flow on a forward-looking basis because the information necessary to calculate a meaningful or accurate estimation of reconciling items is not available without unreasonable effort. For example, such reconciling items include the impact of foreign currency exchange gains or losses, gains or losses that are unusual or nonrecurring in nature, as well as discrete taxable events. We cannot estimate or project these items and they may have a substantial and unpredictable impact on our GAAP results.

Segment Financial Measures
The primary measure of segment operating performance is Adjusted EBITDA, which is a key metric that is used by management to evaluate business performance in comparison to budgets, forecasts and prior year financial results, providing a measure that management believes reflects Axalta’s core operating performance. As we do not measure segment operating performance based on net income, a reconciliation of this non-GAAP financial measure with the most directly comparable financial measure calculated in accordance with GAAP is not available. Beginning with the fourth quarter of 2023, we replaced Adjusted EBIT with Adjusted EBITDA as the primary measure of segment operating performance. As previously disclosed, we will continue publishing segment Adjusted EBIT through 2024 to allow for historical trend analyses.
About Axalta Coating Systems
Axalta is a global leader in the coatings industry, providing customers with innovative, colorful, beautiful and sustainable coatings solutions. From light vehicles, commercial vehicles and refinish applications to electric motors, building facades and other industrial applications, our coatings are designed to prevent corrosion, increase productivity and enhance durability. With more than 150 years of experience in the coatings industry, the global team at Axalta continues to find ways to serve our more than 100,000 customers in over 140 countries better every day with the finest coatings, application systems and technology. For more information visit axalta.com and follow us @axalta on X.

Financial Statement Tables
AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net sales	$1,351	$1,294	$2,645	$2,578
Cost of goods sold	891	904	1,756	1,806
Selling, general and administrative expenses	213	210	420	416
Other operating charges	2	2	63	9
Research and development expenses	18	19	36	38
Amortization of acquired intangibles	22	21	44	46
Income from operations	205	138	326	263
Interest expense, net	50	55	104	103
Other (income) expense, net	(1)	9	7	10
Income before income taxes	156	74	215	150
Provision for income taxes	43	13	63	28
Net income	113	61	152	122
Less: Net income (loss) attributable to noncontrolling interests	1	—	(1)	—
Net income attributable to common shareholders	$112	$61	$153	$122
Basic net income per share	$0.51	$0.27	$0.70	$0.55
Diluted net income per share	$0.51	$0.27	$0.69	$0.55
Basic weighted average shares outstanding	219.9	221.6	220.2	221.4
Diluted weighted average shares outstanding	220.9	222.5	221.2	222.3

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share data)
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$840	$700
Restricted cash	3	3
Accounts and notes receivable, net	1,268	1,260
Inventories	745	741
Prepaid expenses and other current assets	158	117
Total current assets	3,014	2,821
Property, plant and equipment, net	1,158	1,204
Goodwill	1,549	1,591
Identifiable intangibles, net	1,061	1,130
Other assets	524	526
Total assets	$7,306	$7,272
Liabilities, Shareholders’ Equity
Current liabilities:
Accounts payable	$715	$725
Current portion of borrowings	20	26
Other accrued liabilities	600	677
Total current liabilities	1,335	1,428
Long-term borrowings	3,588	3,478
Accrued pensions	236	252
Deferred income taxes	152	162
Other liabilities	177	179
Total liabilities	5,488	5,499
Shareholders’ equity:
Common shares, $1.00 par, 1,000.0 shares authorized, 254.3 and 253.7 shares issued at June 30, 2024 and December 31, 2023, respectively	254	254
Capital in excess of par	1,584	1,568
Retained earnings	1,439	1,286
Treasury shares, at cost, 35.0 and 33.6 shares at June 30, 2024 and December 31, 2023, respectively	(987)	(937)
Accumulated other comprehensive loss	(517)	(444)
Total Axalta shareholders’ equity	1,773	1,727
Noncontrolling interests	45	46
Total shareholders’ equity	1,818	1,773
Total liabilities and shareholders’ equity	$7,306	$7,272

AXALTA COATING SYSTEMS LTD.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)
	Six Months Ended June 30,
	2024	2023
Operating activities:
Net income	$152	$122
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	136	136
Amortization of deferred financing costs and original issue discount	4	4
Debt extinguishment and refinancing-related costs	3	3
Deferred income taxes	8	1
Realized and unrealized foreign exchange losses, net	12	19
Stock-based compensation	14	14
Impairment charges	—	15
Interest income on swaps designated as net investment hedges	(7)	(6)
Other non-cash, net	5	—
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(35)	(194)
Inventories	(22)	70
Prepaid expenses and other assets	(91)	(52)
Accounts payable	7	(12)
Other accrued liabilities	(62)	(40)
Other liabilities	24	(1)
Cash provided by operating activities	148	79
Investing activities:
Purchase of property, plant and equipment	(45)	(74)
Interest proceeds on swaps designated as net investment hedges	7	6
Settlement proceeds on swaps designated as net investment hedges	—	29
Other investing activities, net	2	2
Cash used for investing activities	(36)	(37)
Financing activities:
Proceeds from short-term borrowings	—	9
Proceeds from long-term borrowings	292	—
Payments on short-term borrowings	(5)	(26)
Payments on long-term borrowings	(188)	(157)
Financing-related costs	(4)	(6)
Purchases of common stock	(50)	—
Net cash flows associated with stock-based awards	2	9
Deferred acquisition-related consideration	—	(8)
Other financing activities, net	1	—
Cash provided by (used for) financing activities	48	(179)
Increase (decrease) in cash	160	(137)
Effect of exchange rate changes on cash	(20)	2
Cash at beginning of period	703	655
Cash at end of period	$843	$520

Cash at end of period reconciliation:
Cash and cash equivalents	$840	$518
Restricted cash	3	2
Cash at end of period	$843	$520

The following table reconciles net income to EBITDA and Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended June 30,		Twelve Months Ended June 30, 2024	Six Months Ended June 30,		Year Ended December 31, 2023
	2024	2023		2024	2023
Net income	$113	$61	$299	$152	$122	$269
Interest expense, net	50	55	214	104	103	213
Provision for income taxes	43	13	121	63	28	86
Depreciation and amortization	68	66	276	136	136	276
EBITDA	274	195	910	455	389	844
Debt extinguishment and refinancing-related costs (a)	—	1	10	3	3	10
Termination benefits and other employee-related costs (b)	1	2	72	56	2	18
Acquisition and divestiture-related costs (c)	2	(1)	7	4	—	3
Site closure costs (d)	—	1	6	1	2	7
Impairment charges (e)	—	8	—	—	15	15
Foreign exchange remeasurement losses (f)	3	10	19	8	12	23
Long-term employee benefit plan adjustments (g)	2	2	10	5	4	9
Stock-based compensation (h)	8	8	26	14	14	26
Environmental charge (i)	—	—	4	4	—	—
Other adjustments (j)	1	1	(3)	—	(1)	(4)
Adjusted EBITDA	$291	$227	$1,061	$550	$440	$951
Net sales	$1,351	$1,294	$5,251	$2,645	$2,578	$5,184
Net income margin	8.4%	4.7%	5.7%	5.7%	4.7%	5.2%
Adjusted EBITDA margin	21.5%	17.5%	20.2%	20.8%	17.1%	18.4%

Segment Adjusted EBITDA:
Performance Coatings	$223	$181	$811	$419	$350	$742
Mobility Coatings	68	46	250	131	90	209
Total	$291	$227	$1,061	$550	$440	$951

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents costs related to the closure of certain manufacturing sites, which we do not consider indicative of our ongoing operating performance.

(e)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the year ended December 31, 2023 were primarily due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023.

(f)	Represents foreign exchange losses resulting from the remeasurement of assets and liabilities denominated in foreign currencies, net of the impacts of our foreign currency instruments used to hedge our balance sheet exposures.

(g)	Represents the non-cash, non-service cost components of long-term employee benefit costs.

(h)	Represents non-cash impacts associated with stock-based compensation.

(i)	Represents costs related to certain environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(j)	Represents certain non-operational or non-cash losses (gains), unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

The following table reconciles net income to adjusted net income for the periods presented (in millions, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$113	$61	$152	$122
Less: Net income (loss) attributable to noncontrolling interests	1	—	(1)	—
Net income attributable to common shareholders	112	61	153	122
Debt extinguishment and refinancing-related costs (a)	—	1	3	3
Termination benefits and other employee-related costs (b)	1	2	56	2
Acquisition and divestiture-related costs (c)	2	(1)	4	—
Impairment charges (d)	—	8	—	15
Environmental charge (e)	—	—	4	—
Other adjustments (f)	1	2	2	—
Step-up depreciation and amortization (g)	13	13	25	30
Total adjustments	17	25	94	50
Income tax provision impacts (h)	2	9	14	17
Adjusted net income	$127	$77	$233	$155
Adjusted diluted net income per share	$0.57	$0.35	$1.05	$0.70
Diluted weighted average shares outstanding	220.9	222.5	221.2	222.3

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the three and six months ended June 30, 2023 were due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023.

(e)	Represents costs related to environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(f)	Represents certain non-operational or non-cash losses, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(g)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.

(h)	The income tax impacts are determined using the applicable rates in the taxing jurisdictions in which expense or income occurred and includes both current and deferred income tax expense (benefit) based on the nature of the non-GAAP performance measure. Additionally, the income tax impact includes the removal of discrete income tax impacts within our effective tax rate which were expenses of $2 million and $5 million and benefits of $3 million and $5 million for the three and six months ended June 30, 2024 and 2023, respectively. The tax adjustments for the three and six months ended June 30, 2024 and 2023 include the deferred tax benefit ratably amortized into our adjusted income tax rate as the tax attribute related to a January 1, 2020 intra-entity transfer of certain intellectual property rights is realized.

The following table reconciles cash provided by (used for) operating activities to free cash flow for the periods presented (in millions):

	Three Months Ended March 31,		Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023	2024	2023
Cash provided by (used for) operating activities	$34	$(52)	$114	$131	$148	$79
Purchase of property, plant and equipment	(22)	(42)	(23)	(32)	(45)	(74)
Interest proceeds on swaps designated as net investment hedges	3	6	4	—	7	6
Free cash flow	$15	$(88)	$95	$99	$110	$11

The following table reconciles income from operations to adjusted EBIT and segment adjusted EBIT for the periods presented (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Income from operations	$205	$138	$326	$263
Other (income) expense, net	(1)	9	7	10
Total	206	129	319	253
Debt extinguishment and refinancing-related costs (a)	—	1	3	3
Termination benefits and other employee-related costs (b)	1	2	56	2
Acquisition and divestiture-related costs (c)	2	—	4	—
Impairment charges (d)	—	8	—	15
Environmental charge (e)	—	—	4	—
Other adjustments (f)	1	2	2	1
Step-up depreciation and amortization (g)	13	13	25	30
Adjusted EBIT	$223	$155	$413	$304

Segment Adjusted EBIT (1):
Performance Coatings	$161	$118	$296	$227
Mobility Coatings	49	24	92	47
Total	210	142	388	274
Step-up depreciation and amortization (g)	13	13	25	30
Adjusted EBIT	$223	$155	$413	$304

(1)	During the three months ended December 31, 2023, Axalta transitioned to using Adjusted EBITDA as the primary measure to evaluate financial performance of the operating segments and allocate resources. We will continue publishing segment Adjusted EBIT through 2024 to allow for historical trend analyses.

(a)	Represents expenses and associated changes to estimates related to the prepayment, restructuring, and refinancing of our indebtedness, which are not considered indicative of our ongoing operating performance.

(b)	Represents expenses and associated changes to estimates related to employee termination benefits, consulting, legal and other employee-related costs associated with restructuring programs and other employee-related costs. These amounts are not considered indicative of our ongoing operating performance.

(c)	Represents acquisition and divestiture-related expenses and integration activities associated with our business combinations, all of which are not considered indicative of our ongoing operating performance.

(d)	Represents impairment charges, which are not considered indicative of our ongoing operating performance. The losses recorded during the three and six months ended June 30, 2023 were due to the decision to demolish assets at a previously closed manufacturing site during the three months ended June 30, 2023 and the then anticipated exit of a non-core business category in the Mobility Coatings segment during the three months ended March 31, 2023.

(e)	Represents costs related to environmental remediation activities, which are not considered indicative of our ongoing operating performance.

(f)	Represents certain non-operational or non-cash losses, unrelated to our core business and which we do not consider indicative of our ongoing operating performance.

(g)	Represents the incremental step-up depreciation and amortization expense associated with the acquisition of DuPont Performance Coatings by Axalta. We believe this will assist investors in performing meaningful comparisons of past, present and future operating results and better highlight the results of our ongoing operating performance.